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                                                                     EXHIBIT 3.3

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              ST. JOHN KNITS, INC.

         Robert E. Gray and Robert C. Davis certify that:

         1. They are the Chairman of the Board and Secretary, respectively, of St. John Knits, Inc., a California corporation.

         2. The Articles of Incorporation of this Corporation are amended and restated to read as follows:

                                 ARTICLE I: NAME

         The name of this Corporation is St. John Knits, Inc.

                               ARTICLE II: PURPOSE

         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                      ARTICLE III: AUTHORIZED CAPITAL STOCK

         This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Twenty-Two Million (22,000,000) shares, without par value. The number of shares of Common Stock authorized to be issued is Twenty Million (20,000,000), and the number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000). The Preferred Stock may be divided into such number of series as the Board of Directors of this Corporation may determine. The Board of Directors of this Corporation is authorized (i) to fix the number of shares of any series of shares of Preferred Stock; (ii) to determine the designation of any series of Preferred Stock; (iii) to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; and (iv) as to any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of each such series subsequent to the issue of shares of that series.
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         Upon amendment of this Article III to read as herein set forth, each outstanding common share is converted into or reconstituted as three shares of Common Stock.

                         ARTICLE IV: BYLAWS AND VOTING

         (a) AMENDMENT OF BYLAWS. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation, except the provisions thereof which set forth the range of the authorized number of directors of the Corporation. The shareholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares entitled to vote on the matter.

         (b) NO CUMULATIVE VOTING. There shall be no cumulative voting in the election of directors. This provision shall be effective only while the Corporation is a listed corporation within the meaning of Section 301.5 of the California Corporations Code.

         (c) SHAREHOLDER MEETING REQUIREMENT. Whenever, and so long as, the Corporation is a listed corporation within the meaning of Section 301.5 of the California Corporations Code, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken only upon the vote of shareholders at an annual or special meeting duly noticed and called in accordance with the California General Corporation Law, and may not be taken by written consent of shareholders without a meeting.

        ARTICLE V: LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION

         (a) LIMITATION OF DIRECTOR LIABILITY. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         (b) INDEMNIFICATION.

                  (i) OFFICERS AND DIRECTORS. The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that any officer or director of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, or other agent of


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another corporation, partnership, joint venture, trust, or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The right to indemnification conferred in this Article V shall be deemed a contract right.

                  (ii) Other Agents. The Corporation may indemnify and advance expenses to other employees and agents of the Corporation and other persons who were or are serving at the request of the Corporation as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust, or other enterprise in the manner and to the extent provided for in subparagraph (i) of this paragraph (b) as in the case of officers and directors of the Corporation. The Board of Directors may in its discretion refuse to provide for such indemnification or advancement of expenses except to the extent indemnification is mandated under applicable law.

            (c) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

            (d) Nonexclusivity. The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of shareholders or disinterested directors, applicable law, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            (e) Additional Indemnification. The Corporation may by bylaw, agreement or otherwise indemnify directors, officers and other agents of the Corporation in excess of that expressly permitted by Section 317 of the California Corporations Code for breach of duty to the Corporation and its shareholders; provided, no director, officer or other agent may be indemnified for any acts or omissions or transactions from which a director of the Corporation may not be relieved of liability as set forth in Section 204(a) (10) of the California Corporations Code or as


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to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code.

            (f) No Amendment. No amendment, modification or repeal of this
Article V, nor the adoption of any provision of these Restated Articles of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by the California General Corporation Law, any amendment, modification, or repeal of law shall eliminate or reduce the effect of this
Article V or adversely affect any right or protection then existing hereunder in respect of any acts or omissions occurring prior to such amendment, modification, repeal or adoption.

              ARTICLE VI: Prohibition of Certain Stock Repurchases

            (a) Stock Repurchase at Price in Excess of Fair Market Value. Any direct or indirect purchase by the Corporation, or any subsidiary of the Corporation, of any Voting Stock from an Interested Shareholder who has owned such Voting Stock for less than two years prior to the date of such purchase or any agreement in respect thereof, at a price in excess of the Fair Market Value, shall require the affirmative vote of holders of no less than a majority of all then outstanding shares of stock of the Corporation entitled to vote generally on matters relating to the Corporation voting together as a single class, excluding for this purpose the shares owned by the Interested Shareholder, unless a greater vote shall be required by law.

            (b) Other Stock Repurchases. Such affirmative vote shall not be required for a purchase or other acquisition of securities of the same class made on substantially the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1924, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations). Furthermore, such affirmative vote shall not be required for any purchase effected on the open market and not the result of a privately-negotiated transaction.

            (c) Definitions. For the purposes of this Article VI:

                  (i) A "person" shall mean any individual, firm, partnership, corporation, unincorporated association or other entity.

                  (ii) "Voting Stock" shall mean any class or series of the stock of the Corporation having the right to vote generally on matters relating to the Corporation and any security which is convertible into such stock.


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

                  (iii) "Interested Shareholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary thereof, or any trustee or other fiduciary with respect to any such plan when acting in such capacity) who or which:

                        (1) is the owner, directly or indirectly, of 5% or more of the outstanding Voting Stock; or

                        (2) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the owner, directly or indirectly, of 5% or more of the outstanding Voting Stock; or

                        (3) is an assignee or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (iv) "Owner," including the terms "own" and "owned," when used with respect to any Voting Stock, means a person that individually or with or through any of its Affiliates or Associates:

                        (1) beneficially owns such stock, directly or indirectly; or

                        (2) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) any right to vote pursuant to any agreement, arrangement or understanding; or

                        (3) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such stock of the Corporation with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such stock.

                  (v) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (iii), Voting Stock outstanding shall be deemed to comprise all Voting


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stock deemed owned through application of paragraph (iv), but shall not include other Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (vi) "Affiliate" or "Associate" shall have the meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of l934.

                  (vii) "Fair Market Value" shall mean as to each class of stock or other security which constitutes Voting Stock: (A) if such stock is exchange-traded or traded on the NASDAQ national market system ("NMS") the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock; (B) if such stock is regularly traded in any over-the-counter market other than NMS, the highest closing bid quotation during the thirty-day period immediately preceding the date in question of a share of such stock; and (C) if such stock is not traded as described in items (A) and (B) of this subparagraph (vii), the fair market value on the date in question of a share of such stock as determined in good faith by the Board of Directors.

                  (viii) The Board of Directors shall have the power and duty to determine, for purposes of this Article VI, on the basis of information known to the Board of Directors:

                        (1) the amount of Voting Stock owned by any person;

                        (2) when such person acquired a beneficial interest in such Voting Stock;

                        (3) whether such person owns 5% or more of the Voting Stock;

                        (4) the aggregate number of shares of stock and the aggregate amount of any other security outstanding at any time;

                        (5) whether a person is an Affiliate or Associate of another; and

                        (6) whether paragraphs (a) or (b) are or have become applicable in respect of a proposed purchase of Voting Stock by the Corporation;

and any such determination made in good faith shall be conclusive and binding for all purposes of this Article VI.


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

                             ARTICLE VII: Amendments

            The Corporation reserves the right to amend these Articles of Incorporation in any manner permitted by the California General Corporation Law and all rights and powers conferred upon shareholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles IV, V, VI and this Article VII may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in Articles IV, V, VI and this Article VII, unless such action is approved by the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of the Corporation entitled to vote on the matter.

            3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

            4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of the shareholders of this Corporation in accordance with Section 902 of the California Corporations Code. The Corporation has one class of stock outstanding which is entitled to vote with respect to the amendment. The total number of outstanding shares of Common Stock of the Corporation entitled to vote with respect to the amendment is 2,732,034. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

            Executed on February 2, 1993 at Irvine, California.


                                /s/ Robert E. Gray
                                ------------------------------------
                                Robert E. Gray, Chairman of the
                                Board


                                /s/ Robert C. Davis
                                ------------------------------------
                                Robert C. Davis, Secretary

                                                          FILED
                                         in the office of the Secretary of State
                                               of the State of California

                                                       APR 8 1996

                                                     /s/ Bill Jones
                                             BILL JONES, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              ST. JOHN KNITS, INC.

      Robert E. Gray and Robert C. Davis certify that:

            1. They are the Chairman of the Board and the Assistant Secretary, respectively, of St. John Knits, Inc., a California corporation (the "Corporation").

            2. Article III of the Restated Articles of Incorporation of the Corporation is amended to read in its entirety as follows:

                      ARTICLE III: Authorized Capital Stock

            The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is forty-two million (42,000,000) shares, without par value. The number of shares of Common Stock authorized to be issued is forty million (40,000,000), and the number of shares of Preferred Stock authorized to be issued is two million (2,000,000). The Preferred Stock may be divided into such number of series as the Board of Directors of the Corporation may determine. The Board of Directors of the Corporation is authorized (i) to fix the number of shares of any series of shares of Preferred Stock; (ii) to determine the designation of any series of Preferred Stock; (iii) to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; and (iv) as to any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of each such series subsequent to the issue of shares of that series.

            Upon amendment of this Article III to read as herein set forth, each outstanding share of Common Stock is split and changed into two shares of Common Stock.

            3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

            4. The Corporation has only Common Stock outstanding. Pursuant to section 902(c) of the California General Corporation Law, the foregoing amendment effecting a stock split (including an increase in the authorized number of shares in proportion thereto) may be adopted with approval by the Board of Directors alone.

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

            IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on March 29th, 1996.


                                      By: /s/ Robert E. Gray
                                          ------------------------------
                                          Robert E. Gray
                                          Chairman of the Board


                                      By: /s/ Robert C. Davis
                                          ------------------------------
                                          Robert C. Davis
                                          Assistant Secretary


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